EXHIBIT 24

POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS:

WHEREAS, NCR CORPORATION, a Maryland corporation (hereinafter referred to as the “Company”), proposes to file with the U.S. Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the “Registration Statement”) to register 9 million shares of common stock issuable pursuant to the NCR Management Stock Plan;

WHEREAS, each of the undersigned is a Director of the Company; and

WHEREAS, this Power of Attorney may be executed in as many counterparts as may be required;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Jonathan S. Hoak and Nelson F. Greene, and each of them, his/her attorneys for him/her and in his/her name, place and stead, and in each of his/her offices and capacities in the Company, to execute and cause to be filed the Registration Statement or Statements with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements and post-effective amendment or amendments to increase or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his/her hand this 16th day of October, 2003.

/s/ Lars Nyberg Lars Nyberg	Chairman of the Board and Director

/s/ Mark V. Hurd Mark V. Hurd	President, Chief Executive Officer and Director

/s/ Edward P. Boykin Edward P. Boykin	Director

/s/ Mark P. Frissora Mark P. Frissora	Director

/s/ Linda Fayne Levinson Linda Fayne Levinson	Director

/s/ Victor Lund Victor Lund	Director

/s/ C.K. Prahalad C.K. Prahalad	Director

/s/ William S. Stavropoulos William S. Stavropoulos	Director

POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS:

WHEREAS, NCR CORPORATION, a Maryland corporation (hereinafter referred to as the “Company”), proposes to file with the U.S. Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the “Registration Statement”) to register 9 million shares of common stock issuable pursuant to the NCR Management Stock Plan;

WHEREAS, the undersigned is a Director of the Company; and

WHEREAS, this Power of Attorney may be executed in as many counterparts as may be required;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Jonathan S. Hoak and Nelson F. Greene, and each of them, his attorneys for him and in his name, place and stead, and in each of his offices and capacities in the Company, to execute and cause to be filed the Registration Statement or Statements with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements and post-effective amendment or amendments to increase or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of November, 2003.

/s/ James M. Ringler James M. Ringler	Director